SUBORDINATION AND INTERCREDITOR AGREEMENT

This Agreement, dated as of July, 17, 2007 is made by and among BHC INTERIM FUNDING II, L.P., a Delaware limited partnership, with an office at 444 Madison Avenue, 25th Floor, New York, New York 10022 (the “Subordinated Creditor”), WELLS FARGO BANK, NATIONAL ASSOCIATION (with its participants, successors and assigns, the “Lender”), acting through its Wells Fargo Business Credit operating division, with an office located at 119 West 40th Street, 16th Floor, New York, New York 10018, AIRGATE INTERNATIONAL CORPORATION, a New York corporation (“Airgate NY” or “BHC Borrower”), AIRGATE INTERNATIONAL CORPORATION (CHICAGO), an Illinois corporation (“Airgate Chicago”), PARADIGM INTERNATIONAL, INC., a Florida corporation (“Paradigm”) (Airgate NY, Airgate Chicago and Paradigm are individually a “Borrower” and collectively and individually the “Borrowers”), all with an address of 153-04 Rockaway Boulevard, Jamaica, New York 11434, and PACIFIC CMA, INCORPORATED, a Delaware corporation (“Pacific CMA”), and PACIFIC CMA INTERNATIONAL, LLC, a Colorado limited liability company (“Pacific International”), each with an address of 153-04 Rockaway Boulevard, Jamaica, New York 11434 (Borrowers, Pacific CMA and Pacific International are sometimes collectively and individually referred to as the “Obligors”).

Borrowers now are or hereafter may be indebted to the Lender on account of loans or other extensions of credit or financial accommodations from the Lender to the Borrowers and will secure their indebtedness by granting a lien in favor of the Lender on the personal property and assets described in the Senior Credit Agreement (as such term is defined below).

In addition, Pacific CMA, Pacific International and Alfred Lam (the “Individual Guarantor”) have each guarantied the indebtedness of the Borrowers to the Lender and Pacific CMA and Pacific International have secured their guarantees by granting liens in favor of the Lender on personal property and assets described in the Pacific CMA Pledge Agreement and the Pacific CMA Security Agreement (as such terms are defined below) (collectively, the “Guarantor Collateral”).

The BHC Borrower now is or hereafter may also be indebted to the Subordinated Creditor (the “Subordinated Indebtedness”) and the Guarantors (as defined in the “Subordinated Credit Agreement”, hereinafter defined) will guaranty the BHC Borrower’s obligations to repay the Subordinated Indebtedness. The BHC Borrower and Guarantors will secure their obligations to repay the Subordinated Indebtedness by granting liens on certain personal property and assets.

As a condition to considering the continued extension of credit to the Borrowers, the Lender has required the execution and delivery of this Agreement by the Subordinated Creditor.

ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce the Lender from time to time in its discretion to extend credit to the Borrowers, the Guarantors, the Lender and the Subordinated Creditor hereby agree as follows:

1. Definitions. As used herein, the following terms shall have the meanings assigned to them:

“Collateral” means (a) the “Collateral” as such term is defined in the Senior Credit Agreement, including without limitation, all present and future property of the Borrowers wherever located and however described and whether or not constituting a fixture, and, for the avoidance of doubt, includes all of Airgate NY’s equity interest in Airgate (Chicago) and (b) the Guarantor Collateral; together, in each case, with all proceeds thereof.

“Distribution” means, with respect to any indebtedness, obligation or security (a) any payment or distribution of cash, securities or other property, by set-off or otherwise, on account of such indebtedness, obligation or security, (b) any redemption, purchase or other acquisition of such indebtedness, obligation or security, or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness, obligation or security in or upon any property or interests in property.

“Obligations” means each and every debt, liability and obligation of every type and description which the Borrowers and the Guarantors may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred and whether it is or may be direct or indirect, due or to become due, or absolute or contingent.

“Pacific CMA Pledge Agreement” means those separate Collateral Pledge Agreements dated April 6, 2007 by Pacific CMA and Pacific International in favor of Lender, as the same may be modified, amended, supplemented or restated from time to time.

“Pacific CMA Security Agreement” means those separate Security Agreements dated April 6, 2007 by Pacific CMA and Pacific International in favor of Lender, as the same may be modified, amended, supplemented or restated from time to time.

“Payment in Full” or “Paid in Full” means that (a) the Obligations have been paid and satisfied in full in cash, and (b) any commitment of the Lender to extend any financial accommodations to the Borrowers has been terminated.

“Senior Credit Agreement” means that certain Credit and Security Agreement dated April 6, 2007 by and between Borrowers and Lender, as the same may be modified, amended, supplemented or restated from time to time.

“Senior Debt” means the principal amount of $10,000,000 plus all interest, fees, costs, enforcement expenses (including legal fees and disbursements), premium, liabilities, collateral protection expenses and other reimbursement or indemnity obligations, all as created or evidenced by the Senior Loan Documents.

“Senior Default” means the occurrence of any one or more of the following: (a) a Senior Payment Default; (b) breach by Borrowers of any of the Financial Covenants contained in the Senior Credit Agreement; (c) the occurrence of an event described in Section 7.1(f) of the Senior Credit Agreement; or (d) the occurrence of an event described in Section 7.1(g) of the Senior Credit Agreement.

“Senior Loan Documents” means the “Loan Documents”, as such term is defined in the Senior Credit Agreement.

“Senior Payment Default” means default in the payment of any of the Obligations when they become due and payable.

“Subordinated Credit Agreement” means that certain Loan and Security Agreement dated as of July 17, 2007 by and among BHC Borrower, the Guarantors and Junior Creditor.

2. Subordination. The Subordinated Creditor hereby agrees that (regardless of any priority otherwise available to the Subordinated Creditor by law or by agreement) any security interest, lien, pledge or encumbrance which the Subordinated Creditor may now hold or may at any time hereafter acquire in any or all of the Collateral is, shall be and shall remain fully subordinate to any security interest, lien, pledge or encumbrance that the Lender may now or hereafter hold in the Collateral. The Subordinated Creditor shall cause each Subordinated Loan Document that now or hereafter evidences all or a portion of the Subordinated Indebtedness to be conspicuously marked as follows:

“This [agreement] [instrument] is subject to the terms of a Subordination and Intercreditor Agreement (the “Intercreditor Agreement”) dated as of July 17, 2007 by and among BHC Interim Funding II, L.P. (“BHC”), Wells Fargo Bank, National Association (“Wells Fargo”), acting through its Wells Fargo Business Credit operating division, the Borrowers (as defined in the Intercreditor Agreement) and the Guarantors, which Intercreditor Agreement is incorporated herein by reference. Notwithstanding any statement to the contrary in this [agreement] [instrument], (i) no payment on account of principal, interest, fees or other amounts shall become due or be paid except in accordance with the terms of the Intercreditor Agreement, and (ii) any security interest, lien, pledge or encumbrance granted to BHC shall be subordinate to the security interest, lien, pledge or encumbrance granted to Wells Fargo and shall be enforceable only in accordance with the terms of the Intercreditor Agreement.”

3. Permitted Distributions; Prohibition on Distributions in Certain Instances.

(a) The Subordinated Indebtedness and any and all documents, instruments, writings and agreements related thereto (all such documents, instruments, writings and agreements collectively and individually referred to as the “Subordinated Loan Documents”), shall be and hereby are subordinated and the payment thereof is deferred until Payment in Full of the Senior Debt. Notwithstanding the immediately preceding sentence, but subject to paragraph 3(b) hereof, the BHC Borrower shall be permitted to make, and the Subordinated Creditor shall be permitted to receive, regularly scheduled payments of interest, fees and reimbursement of expenses (but no payments of principal) as required pursuant to the Subordinated Loan Documents, so long as any such payments shall not result in the occurrence of a Senior Default.

(b) Upon the occurrence and during the continuance of any Senior Default, upon receipt by Subordinated Creditor of written notice of such Senior Default given by Lender to the Borrowers and the Subordinated Creditor (the “Senior Default Blockage Notice”), then no Distributions due or to become due on the Subordinated Indebtedness shall be paid by the Borrowers, and no payment on account thereof shall be received, accepted or retained by the Subordinated Creditor for a period (each, a “Senior Default Blockage Period”) commencing on the date of receipt by Subordinated Creditor of such Senior Default Blockage Notice and terminating on the earliest to occur of the following dates: (i) 150 days after Subordinated Creditor’s receipt of such Senior Default Blockage Notice (provided, however, that if the Obligations of the Borrowers to the Lender are accelerated then any applicable Senior Default Blockage Period shall continue until the Lender rescinds such acceleration in writing or the Senior Debt is Paid in Full), (ii) the date on which such Senior Default is cured or waived or shall cease to exist (Lender hereby agrees that it will promptly notify Subordinated Creditor of any such cure, waiver or cessation), (iii) the date on which the Senior Debt shall have been Paid in Full, or (iv) the date on which the Senior Default Blockage Period shall have been terminated by written notice to the Borrowers and the Subordinated Creditor from the Lender. After the expiration of the applicable Senior Default Blockage Period, the BHC Borrower may resume making payments to the Subordinated Creditor to the extent permitted pursuant to this Agreement, including amounts not paid during the Senior Default Blockage Period due to the foregoing prohibitions, so long as any such payments will not result in the occurrence of a Senior Default. Notwithstanding any other provision of this Agreement, only one Senior Default Blockage Period triggered by a Senior Default that is not a Senior Payment Default may be commenced within any period of 365 consecutive days. There shall be no limit to the number of Senior Default Blockage Periods triggered by a Senior Payment Default.

(c) If the Subordinated Creditor receives any Distribution on account of the Collateral in violation of this Agreement, the Subordinated Creditor will hold the amount so received in trust for the Lender and will forthwith turn over such Distribution to the Lender in the form received (except for the endorsement of the Subordinated Creditor where necessary) for application to the Obligations (whether or not due), in such order of application as the Lender may deem appropriate. If the Subordinated Creditor fails to make any endorsement required under this Agreement, the Lender, or any of its officers or employees or agents on behalf of the Lender, is hereby irrevocably appointed (which appointment is coupled with an interest) as the attorney-in-fact for the Subordinated Creditor (with the right but not the duty) to make such endorsement in the Subordinated Creditor’s name.

4. Waiver and Consent; Bankruptcy.

(a)  The Lender shall have no obligation to the Subordinated Creditor with respect to the Collateral or the Obligations. The Lender may (i) exercise collection rights, (ii) take possession of, sell or dispose of, and otherwise deal with, the Collateral, (iii) in the Lender’s name, the Subordinated Creditor’s name or in Borrowers’ name, demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any account debtor or other obligor of the Borrowers; (iv) prosecute, settle and receive proceeds on any insurance claims relating to the Collateral, and (v) exercise and enforce any right or remedy available to the Lender with respect to the Collateral, whether available before or after the occurrence of any default; all without notice to or consent by anyone except as specifically required by law. To the extent it is legally permitted to do so, the Lender shall apply the proceeds of the Collateral against the Senior Debt in any order of application it deems appropriate, and to the extent there is any excess remaining after such application, then to the Subordinated Creditor for payment of the Subordinated Indebtedness, or to any other party legally entitled to such proceeds. The Subordinated Creditor hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the remedies permitted by applicable law or agreement.

(b) In the event that the Borrowers make an assignment for the benefit of creditors, or any proceedings are commenced by or against the Borrowers under any bankruptcy, reorganization, readjustment of debt, arrangement, dissolution, receivership, liquidation or insolvency law or statute now or hereafter in effect, any Distribution, whether in cash, securities or other property, that would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to the Lender (to be held and/or applied in accordance with the terms of the Obligations) until the Obligations are paid in full. The Subordinated Creditor irrevocably authorizes, empowers and directs any debtor, debtor-in-possession, receiver, trustee, liquidator, custodian, conservator or other person having authority, to pay or otherwise deliver all such Distributions to the Lender. Furthermore, in any such event and at any time thereafter, the Subordinated Creditor shall, upon the written request of the Lender, prove, enforce, and endeavor to obtain payment of the Subordinated Indebtedness at the time existing, and will turn over to the Lender in precisely the form received any Distribution which shall be payable upon or with respect to the Subordinated Indebtedness for application to the payment of the Obligations at the time existing. In the event that the Subordinated Creditor shall fail to take the action requested by the Lender, the Lender may, as attorney-in-fact for the Subordinated Creditor, take such action on behalf of the Subordinated Creditor, but for the use and benefit of the Lender, and the Subordinated Creditor hereby appoints the Lender as attorney-in-fact for the Subordinated Creditor to demand, sue for, collect and receive every Distribution and give acquittance therefor and to file claims and proofs of claim with respect of the Subordinated Indebtedness and to take such other action in the Lender's own name or in the name of the Subordinated Creditor or otherwise and to vote, give consent and take any other steps with regard thereto, all as the Lender may deem necessary or advisable for the enforcement of this Agreement (provided, however, the Lender shall have no obligation to execute, verify, deliver and/or file any such claim or proof of claim or to vote any such claim and the Subordinated Creditor shall not be entitled to change or withdraw any such vote made by the Lender); and the Subordinated Creditor shall execute and deliver to the Lender such other and further powers of attorney, assignments or other instruments as may be requested by the Lender in order to enable the Lender or its officers as sub-agents to enforce any and all claims upon or with respect to the Subordinated Indebtedness at the time existing and to collect and receive any and all Distributions which may be payable or deliverable at any time upon or with respect to the Subordinated Indebtedness.

(c) If the Borrowers or the Borrowers’ estate become the subject of proceedings under Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended, (the “Bankruptcy Code”), and if the Lender desires to permit the use of cash collateral or to provide financing to the Borrowers under either Section 363 or Section 364 of the Bankruptcy Code, the Subordinated Creditor agrees that adequate notice of such financing to the Subordinated Creditor shall have been provided if the Subordinated Creditor receives written notice in accordance with the Bankruptcy Code. The Subordinated Creditor waives any claim it may now or hereafter have arising out of the Lender’s election, in any proceeding instituted under Chapter 11 of the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or a security interest under Section 364 of the Bankruptcy Code by the Borrowers, as debtors-in-possession. To the extent that the Lender receives payments on, or proceeds of collateral for, the Obligations which are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law, or equitable cause, then, to the extent of such payment or proceeds received, the Obligations, or part thereof, intended to be satisfied shall be, revived and continue in full force and effect as if such payments or proceeds had not been received by the Lender.

5. No Action.

(a) The Subordinated Creditor will not commence any action or proceeding with respect to the Collateral or against the Borrowers or Guarantors, will not take possession of, sell or dispose of, or otherwise deal with, the Collateral, and will not exercise or enforce any other right or remedy (each, an “Action”) which may be available to the Subordinated Creditor against the Borrowers or the Guarantors or with respect to the Collateral during the period commencing on the date of receipt by Lender of written notice from the Subordinated Creditor of the occurrence of a default or event of default under the Subordinated Loan Documents (hereinafter a “Subordinated Indebtedness Default Notice”) and ending on the earliest to occur of the following dates (the “Standstill Period”): (i) 150 days after receipt by Lender of the Subordinated Indebtedness Default Notice, (ii) such time as the Lender consents in writing to the termination of the Standstill Period, (iii) the date on which the Senior Debt shall have been Paid in Full, (iv) the date on which any filing by or against the Borrowers of any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency or reorganization act shall have been made, and in such case, the Standstill Period as it relates to Actions against the Borrowers only shall end (that is, any such filing by or against Borrowers shall not end the Standstill Period as it relates to Actions against any Guarantor), or (v) the date on which any filing by or against a Guarantor of any petition under the federal Bankruptcy Code or any other bankruptcy, insolvency or reorganization act shall have been made, and in such case, the Standstill Period as it relates to Actions against such Guarantor only shall end (that is, any such filing by or against such Guarantor shall not end the Standstill Period as it relates to Actions against the Borrowers or any other Guarantor), provided, however, and notwithstanding the foregoing, the Standstill Period shall continue in place while a Senior Default Blockage Period is in effect. Notwithstanding any other provision of this Agreement, only one Standstill Period triggered by a Senior Default that is not a Senior Payment Default (as defined below) may be commenced within any period of 365 consecutive days. There shall be no limit to the number of Standstill Periods triggered by a Senior Payment Default.

(b) In addition, and without limiting the generality of the foregoing, if the Borrowers or any Guarantor is in default under any credit agreement in favor of the Lender and the Borrowers or any Guarantor intends to sell any Collateral to an unrelated third party outside the ordinary course of business, the Subordinated Creditor shall, upon the Lender’s request, and without further consideration, execute and deliver to such purchaser such instruments as may reasonably be necessary to terminate and release any security interest or lien the Subordinated Creditor has in the Collateral to be sold, with the proceeds of any such sale to be applied as provided in paragraph 4(a) above. If the Subordinated Creditor fails, within five (5) days of such request, to comply with any such request from the Lender, the Lender is authorized to execute and deliver such instruments, on behalf of the Subordinated Creditor, as may be necessary to terminate and release any such security interest or lien.

(c) Until the Obligations are Paid in Full, the Subordinated Creditor shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Indebtedness or any document related thereto (i) without giving prior written notice of such action to the Lender and (ii) unless, prior to the consummation of any such action, the transferee thereof shall execute and deliver to the Lender a joinder to this Agreement or an agreement substantially identical to this Agreement that provides for the continued subordination of the Subordinated Indebtedness as provided herein and for the continued effectiveness of all of the rights of the Lender arising under this Agreement.

6. No Representations or Warranties; No Duty to Preserve or Protect Collateral; Agent for Perfection.

(a) Neither the Subordinated Creditor nor the Lender (i) makes any representation or warranty concerning the Collateral or the validity, perfection or (except as to the subordination effected hereby) priority of any security interest therein, or (ii) shall have any duty to preserve, protect, care for, insure, take possession of, collect, dispose of or otherwise realize upon any of the Collateral except as otherwise provided in paragraph 6(b) hereof.

(b) The Lender and the Subordinated Creditor each agree to hold any and all Collateral consisting of a “certificated security” or “investment property” (as such terms are defined in the Uniform Commercial Code in effect in the State of New York) which may be perfected by possession or control (the “Control Collateral”) in their respective possession, custody, or control (or in the possession, custody, or control of agents or bailees for either) as agent for the other solely for the purpose of perfecting the security interest and lien granted to each in such Control Collateral subject to the terms and conditions of this paragraph 6(b). Neither the Lender nor the Subordinated Creditor shall have any obligation whatsoever to the other to assure that the Control Collateral is genuine or owned by the pledgor thereof or to preserve their respective rights or benefits or those of any person, firm, corporation or other entity. The duties or responsibilities of the Lender and the Subordinated Creditor under this paragraph 6(b) are and shall be limited solely to holding or maintaining control of the Control Collateral as agent for the other for purposes of perfecting the security interest and lien held by the Lender or the Subordinated Creditor, as applicable. Neither the Lender nor the Subordinated Creditor is nor shall be deemed to be a fiduciary of any kind for any other party to this Agreement as a result of the provisions of this paragraph 6(b), nor shall the Lender or the Subordinated Creditor have any duties or obligations to the other with respect to such Control Collateral (other than (i) the obligation of the Subordinated Creditor to turn over to the Lender any Control Collateral that is in the Subordinated Creditor's possession or control prior to the Payment in Full of all Senior Debt, which Subordinated Creditor hereby agrees to do, and (ii) the obligation of the Lender to turn over to the Subordinated Creditor any Control Collateral that is in the Lender’s possession or control upon the Payment in Full of all Senior Debt, which Lender hereby agrees to do).

7. Termination of Subordination. This Agreement shall continue in full force and effect, and the obligations and agreements of the Subordinated Creditor and the Borrowers hereunder shall continue to be fully operative, until all of the Senior Debt shall have been Paid in Full. Lender agrees that the Senior Debt will not provide for the automatic renewal of the term thereof. Upon the Payment in Full of all of the Senior Debt, this Agreement will automatically terminate without any additional action by any party hereto. If at any time any payment made or value received with respect to any Senior Debt is rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy or reorganization of the Borrowers or any Guarantor, or otherwise, all as though such payment had not been made or value received, then to the extent necessary to repay in full, in cash, the Senior Debt, the Subordinated Creditor will, following written notice from Lender, deliver to Lender any amounts previously received and then held by the Subordinated Creditor on account of, or in any way relating to, the Collateral (a) which the Subordinated Creditor would not have been entitled to accept and retain had this Agreement been in effect at the time such payments were received by Subordinated Creditor and (b) to the extent any such payments received by the Subordinated Creditor are not otherwise rescinded or must not otherwise be returned by the Subordinated Creditor upon the insolvency, bankruptcy or reorganization of the Borrowers or any Guarantor, or otherwise. Further, to the extent previously terminated, the security interest and lien in the Collateral created by the Senior Loan Documents, in favor of Lender, and the rights of Lender under this Agreement shall be reinstated.

9. Option to Purchase Obligations. The Subordinated Creditor shall have the option, but no obligation, to purchase the Obligations of the Borrowers owing to the Lender (and all liens and security interests securing the payment thereof), by paying the Lender an amount equal to the outstanding balance of the Senior Debt, plus all prepayment premiums and fees, if any, that are or would be due and payable under the Senior Loan Documents as a result of any prepayment or early termination of the Obligations, within fifteen (15) days of receipt of any Senior Default Blockage Notice. Upon the exercise of such option by the Subordinated Creditor, the Lender shall assign all of its right, title and interest in and to the Senior Loan Documents to the Subordinated Creditor, without recourse or warranty, whereupon the Lender shall be relieved of any further obligation with respect to the Senior Loan Documents.

10. Binding Effect; Miscellaneous. This Agreement shall be binding upon and inure to the benefit of the Subordinated Creditor, the Lender, and their respective participants, successors and assigns, but neither the Borrowers, the Guarantors nor any other party shall be entitled to rely on or enforce this Agreement. The Subordinated Creditor and Lender each warrant to the other that any purchaser or transferee of, or successor to, any security interest of the undersigned in any or all of the Collateral will be given written notice of the subordination effected hereby, before such purchase, transfer or succession, and that any such purchaser, transferee or successor will be in all respects subject to and bound by this Agreement. This Agreement cannot be waived or changed or ended, except by a writing signed by the party to be bound thereby. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of New York. Each party consents to the personal jurisdiction of the state and federal courts located in the State of New York in connection with any controversy related to this Agreement, waives any argument that venue in any such forum is not convenient, and agrees that any litigation initiated by either of them in connection with this Agreement shall be venued in either the state and federal courts located in New York County, New York.

Nothing in this Agreement shall prohibit Subordinated Creditor from accepting and retaining or from exercising its rights with respect to the proceeds of keyman life insurance policies maintained by the Borrower on the life of Arthur Lam, which proceeds will be assigned to Subordinated Creditor as additional collateral for the Subordinated Indebtedness.

This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. The Subordinated Creditor waives notice of the Lender’s acceptance hereof. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date written above.

BHC INTERIM FUNDING II, L.P.

By:	BHC Interim Funding Management, L.L.C.,
its General Partner
By:	BHC Investors II, L.L.C.,
its Managing Member
By:	GHH Holdings, L.L.C.

COMPANY NAME CORPORATION

By:	/s/ Gerald H. Houghton
Name: Gerald H. Houghton Title: Managing Member

AIRGATE INTERNATIONAL CORPORATION

By:	/s/ Scott Turner
Name: Scott Turner Title: Vice President

AIRGATE INTERNATIONAL CORPORATION (CHICAGO)

By:	/s/ Scott Turner
Name: Scott Turner Title: Vice President

PARADIGM INTERNATIONAL, INC.

By:	/s/ Scott Turner
Name: Scott Turner Title: Vice President

PACIFIC CMA INTERNATIONAL, LLC

By:	/s/ Ling Kwok
Name: Ling Kwok Title: Agent

PACIFIC CMA, INC.

By:	/s/ Scott Turner
Name: Scott Turner Title: Vice President

/s/Alfred Lam
Alfred Lam

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Michelle Tawdeen
Name: Michelle Tawdeen Title: Vice President